EXHIBIT 3.1.2


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                           CERTIFICATE OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

                                 B2 HEALTH, INC.
                        (a Delaware Domestic Corporation)


     The corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of B2 Health, Inc. held on July 7th, 2010 it was RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof entitled "Name" so that, as amended, said Article shall be and read as follows:

                                      NAME

          The name of the Corporation is Creative Learning Corporation.


SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favour of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of July, 2010.

                                          B2 HEALTH, INC.



                                          By:/s/ Brian Pappas
                                             --------------------------------
                                             Brian Pappas
                                             Title: President





                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                  Delivered 11:30 a.m. 7/13/2010
                                                        FILED 11:30 AM 7/13/2010
                                                    SRV 100737003 - 4121767 FILE
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